Exhibit 99.2

Contact:

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Completes Divestiture of Brazilian Operations

December 20, 2017, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced that it has completed the sale of its Brazilian operating subsidiaries, consisting of Myers do Brasil and Novel Plasticos, to Novel Holdings – Eireli in consideration for one U.S. dollar and the assumption of all liabilities and obligations of the subsidiaries, whether arising prior to or after the closing of the transaction. This transaction occurs after investing a considerable amount of effort evaluating strategic alternatives for the Brazil business.

In connection with the transaction, Myers Industries expects to record a pre-tax loss of approximately $35 million during the fourth quarter of 2017, primarily related to the write-down of assets and other transaction-related costs. The Company also expects to realize a cash tax benefit of approximately $15 million as a result of the write-off of the Company’s investment in Brazil. No assets or liabilities associated with the Brazilian entities will be retained by Myers Industries, and the result of the divestiture is not expected to have a material impact on the Company’s future operating income performance.

President and Chief Executive Officer Dave Banyard commented, “We are pleased to have reached this agreement, as this strategic transaction will allow us to better focus energy and resources on targeted niche markets where we see opportunities for stronger growth and value creation for the Company. Our exit from Brazil should improve our future cash flow generation, and we are also pleased that the transaction will provide additional value in the form of a meaningful tax benefit.”

The Brazilian operations design and manufacture reusable plastic shipping containers, plastic pallets, crates and totes used for closed-loop shipping and storage in Brazil’s automotive, distribution, food, beverage, and agriculture industries. The combined Brazilian entities had revenue of approximately $24 million in 2016.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.